Section 906 Certifications

I, Jonathan S. Horwitz, the Principal Executive Officer of the Funds listed on Attachment A, certify that, to my knowledge:

1. The form N-CSR of the Funds listed on Attachment A for the period ended May 31, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended May 31, 2012 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

Date: July 26, 2012

/s/ Jonathan S. Horwitz

______________________

Jonathan S. Horwitz

Principal Executive Officer

Section 906 Certifications

I, Steven D. Krichmar, the Principal Financial Officer of the Funds listed on Attachment A, certify that, to my knowledge:

1. The form N-CSR of the Funds listed on Attachment A for the period ended May 31, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

 2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended May 31, 2012 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

 Date: July 26, 2012

/s/ Steven D. Krichmar

______________________

Steven D. Krichmar

Principal Financial Officer

Attachment A

N-CSR

Period (s) ended May 31, 2012

Putnam Arizona Tax Exempt Income Fund

Putnam Minnesota Tax Exempt Income Fund

Putnam Massachusetts Tax Exempt Income Fund

Putnam New York Tax Exempt Income Fund

Putnam High Yield Advantage Fund

Putnam Equity Income Fund

Putnam Pennsylvania Tax Exempt Income Fund

Putnam Ohio Tax Exempt Income Fund

Putnam New Jersey Tax Exempt Income Fund

Putnam Michigan Tax Exempt Income Fund

Putnam Dynamic Asset Allocation Equity Fund

Putnam Dynamic Risk Allocation Fund